UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant:	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OTELCO INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 13, 2010

Dear Stockholders:

It is my pleasure to invite you to Otelco Inc.’s 2010 Annual Meeting of Stockholders. We will hold this meeting on Thursday, May 13, 2010 at 2:00 p.m. Eastern Time at the Celebration Hotel, 700 Bloom Street, Celebration, Florida 34747. At this meeting, you will vote on the election of three directors named in the enclosed proxy statement and ratify the appointment of BDO Seidman, LLP as our Independent Registered Public Accounting Firm.

Enclosed, you will find a notice of meeting and proxy statement that contains further information about the agenda items and the meeting; a copy of our 2009 Annual Report; and a proxy card.

Your vote is important to us and our business. I encourage you to complete, date, sign and return the proxy card in order for your shares to be represented and voted at the meeting. Brokers, banks and other nominees are no longer allowed to vote your shares for the election of directors in the event that you do not complete the proxy card or vote by one of the other available alternatives. However, brokers, banks and other nominees will continue to have discretion to vote uninstructed shares on the ratification of the appointment of BDO Seidman, LLP as our Independent Registered Public Accounting Firm.

Sincerely,

/s/ Michael D. Weaver
Michael D. Weaver
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 13, 2010

To the holders of Otelco Inc. Class A and Class B shares:

The annual meeting of the stockholders of Otelco Inc. will be held on May 13, 2010 at 2:00 p.m. Eastern Time at the Celebration Hotel, 700 Bloom Street, Celebration, Florida 34747. The purposes of the meeting are to:

1.	Elect three directors named in the enclosed proxy statement to serve until the annual meeting of stockholders to be held in 2013;

2.	Ratify the appointment of BDO Seidman, LLP as our Independent Registered Public Accounting Firm; and

3.	Transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Only stockholders of record as of the close of business on March 15, 2010 are entitled to vote at the meeting. You are cordially invited to attend the meeting in person. If your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting.

IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to complete, date, sign and return the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy card will not prevent you from voting your shares in person at the meeting if you desire to do so, as your proxy card is revocable at your option. Please remember, your broker, bank or other nominee cannot vote your shares for the election of directors if you do not complete the proxy card or vote by one of the other available alternatives. However, brokers, banks and other nominees will continue to have discretion to vote uninstructed shares on the ratification of BDO Seidman, LLP as our Independent Registered Public Accounting Firm.

By Order of the Board of Directors,

/s/ Curtis L. Garner, Jr.
Curtis L. Garner, Jr.
Secretary

April 13, 2010

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 13, 2010—Our proxy statement, proxy card and 2009 Annual Report are available on our website at www.OtelcoInc.com under the heading “Investor Relations—SEC Filings.”

PROXY STATEMENT FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Otelco Inc. (the “Board”) of proxies to be voted at our annual meeting of stockholders, to be held on May 13, 2010, and at any meeting following postponement or adjournment of such annual meeting (the “Annual Meeting”).

Unless the context requires otherwise, references in this proxy statement to “Otelco,” the “Company,” “we,” “us” or “our” refer to Otelco Inc. and its consolidated subsidiaries.

You are invited to attend the Annual Meeting, which will begin at 2:00 p.m. Eastern Time at the Celebration Hotel, 700 Bloom Street, Celebration, Florida 34747. If you plan to attend the Annual Meeting and your shares are held in “street name” – in an account with a bank, broker or other nominee – you must obtain a proxy issued in your name from such broker, bank or other nominee.

You can vote your shares by completing, dating, signing and returning the enclosed proxy card or, if you hold shares in “street name,” the voting form provided by your broker, bank or other nominee. A returned signed proxy card without an indication of how your shares should be voted will be voted FOR the election of all nominees for director as set forth under Proposal 1, FOR the ratification of the appointment of BDO Seidman, LLP as our Independent Registered Public Accounting Firm and, with respect to any other matters which may properly come before the Annual Meeting, at the discretion of the proxy holders.

A quorum is required to hold the Annual Meeting. A quorum will be present if at least a majority of the shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. Our by-laws do not allow for cumulative voting. The three nominees for director who receive the most votes will be elected as directors. A simple majority of the shares voted, whether in person or by proxy, is required to ratify the appointment of BDO Seidman, LLP as our Independent Registered Public Accounting Firm.

This proxy statement and our 2009 Annual Report, along with the enclosed proxy card and voting instructions, are first being given or sent to stockholders on or about April 13, 2010.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive this proxy statement?

The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder of record at the close of business on March 15, 2010, and, as such, you are entitled to vote at the Annual Meeting.

This proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting in person to vote your shares.

Who can vote at the Annual Meeting?

The record date for the Annual Meeting is March 15, 2010. As such, only stockholders of record at the close of business on March 15, 2010 will be entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on March 15, 2010 your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, National Association, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or you may vote by proxy. Whether or not you plan to attend the Annual Meeting in person, we urge you to complete, sign and date your proxy card and return the proxy card in the postage-paid envelope provided to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If at the close of business on March 15, 2010 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by such brokerage firm, bank, dealer or other similar organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or other nominee cannot vote your shares for the election of directors if you do not complete and return the proxy card or vote by one of the other available alternatives. However, banks, brokers and other nominees will continue to have discretion to vote uninstructed shares on the ratification of the appointment of BDO Seidman, LLP as our Independent Registered Accounting Firm. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

What proposals will be voted on at the Annual Meeting?

●	The election of three directors to serve until the annual meeting of stockholders to be held in 2013; and

●	The ratification of the appointment of BDO Seidman, LLP as our Independent Registered Public Accounting Firm.

The Board recommends that you vote FOR each of the nominees to the Board and FOR the ratification of the appointment of BDO Seidman, LLP as our Independent Registered Public Accounting Firm.

What different methods can I use to vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

●	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

●
To vote by proxy, simply complete, sign and date your proxy card and return it promptly in the postage-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete, sign and date your proxy card and return it in the postage-paid envelope provided to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee.

Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy card. Your broker, bank or other nominee cannot vote your shares for the election of directors if you do not complete and return the proxy card or vote by one of the other available alternatives. However, brokers, banks, and other nominees will continue to have discretion to vote uninstructed shares on the ratification of the appointment of BDO Seidman, LLP as our Independent Registered Public Accounting Firm.

How can I revoke my proxy?

You can revoke your proxy prior to the completion of voting at the Annual Meeting by giving written notice of your revocation to the Office of the Secretary of the Company at 505 Third Avenue East, Oneonta, Alabama 35121, Attention: Curtis L. Garner, Jr., Secretary; by delivering a later-dated proxy card; or by voting in person at the Annual Meeting.

What is the difference between Class A and Class B shares?

Class A and Class B shares each receive one vote for each share held. It should be noted that, unlike Class A shares, Class B shares do not receive dividends. The Company intends to offer all holders of Class B shares the ability to exchange all of their Class B shares for income deposit securities of the Company (“IDSs”), a component of which is Class A shares. On March 15, 2010, the Company filed a registration statement on Form S-4 with the Securities and Exchange Commission to register the IDSs being offered in exchange for the Class B shares. On March 25, 2010, the Company filed an amendment to the registration statement. The Securities and Exchange Commission has not yet declared the registration statement effective. As of March 15, 2010, the record date for the Annual Meeting, there were 12,676,733 Class A shares and 544,671 Class B shares outstanding and entitled to vote at the Annual Meeting.

Who will count the votes?

An independent representative of Corporate Communications, Inc. will tabulate the votes and be the independent inspector of elections to certify the results.

What is the quorum requirement?

A quorum is required to hold the Annual Meeting. A quorum will be present if at least a majority of the shares entitled to vote, or 6,610,702 shares (including both Class A and Class B shares), are represented by stockholders present in person at the Annual Meeting or by proxy.

Abstentions will be counted as “shares present” at the Annual Meeting for the purpose of determining whether a quorum exists. However, since abstentions are not votes cast in favor of or against any matter, they will not affect the outcome of the vote. Proxies submitted by brokers, banks or other nominees that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker non-votes”) are also considered “shares present,” but also will not affect the outcome of any vote.

How many votes are needed to approve each proposal?

For the election of three directors, the three nominees for director with the most FOR votes among votes properly cast will be elected as directors. Abstentions will have no effect.

For the ratification of the appointment of BDO Seidman, LLP as our Independent Registered Public Accounting Firm, the majority of the shares voted in person or by proxy must vote FOR the proposal. Abstentions and broker non-votes will have no effect.

When are stockholder proposals due for the annual meeting of stockholders to be held in 2011?

In order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be submitted in writing to the Secretary of the Company, Curtis L. Garner, Jr., at Otelco Inc., 505 Third Avenue East, Oneonta, Alabama 35121 and be received by no later than December 14, 2010. Similarly, in order for a stockholder proposal to be raised from the floor during next year’s annual meeting of stockholders, written notice must be received by us no later than February 12, 2011 and no earlier than January 13, 2011, and shall contain the information required by our by-laws. You may contact Curtis L. Garner, Jr. at the above described address for a copy of the relevant provisions of our by-laws regarding the requirements for making stockholder proposals and nominating director candidates.

How much will this proxy solicitation cost?

We bear all of the expenses incurred in connection with the solicitation of proxies, including costs incurred by brokers, fiduciaries and custodians in forwarding proxy materials to beneficial owners of Class A shares held in their name. We expect the total costs of this proxy solicitation to be approximately $30,000.

Does the Company have a policy about directors’ attendance at annual meetings of stockholders?

We do not have a policy about directors’ attendance at annual meetings of stockholders. Six out of our seven directors attended last year’s annual meeting of stockholders and we anticipate that a majority of the directors will attend the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days of the Annual Meeting and noted on our website at www.OtelcoInc.com.

Where are the Company’s principal executive offices?

Our principal executive offices are located at 505 Third Avenue East, Oneonta, Alabama 35121.

PROPOSAL 1

ELECTION OF DIRECTORS

Our certificate of incorporation and by-laws provide that (i) the Board be divided into three classes of directors: Class I directors serve a term expiring at the annual meeting of stockholders to be held in 2011; Class II directors serve a term expiring the annual meeting of stockholders to be held in 2012; and Class III directors serve a term expiring at the Annual Meeting, (ii) vacancies on the Board may be filled only by the Board and (iii) a director elected to fill a vacancy shall hold office until the next election for the class for which such director has been chosen and until such director’s successor is duly elected and qualified.

Our Board is presently composed of seven directors. Three directors are to be elected by stockholders at the Annual Meeting with respect to our Class III directorships. The Board has recommended Howard J. Haug, Stephen P. McCall and William F. Reddersen (each currently serving as a Class III director) as nominees for election. If elected at the Annual Meeting, each of the nominees would serve until the annual meeting of stockholders to be held in 2013 and until his successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee proposed by management. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

The Board believes that each nominee for Class III director and each Board member whose term continues has valuable individual skills and experience that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide oversight and guidance to our Company, as indicated by their biographies. All nominees for Class III directors, and all other Board members, have background experience in the telecommunications and/or information technology industries and in leading organizations utilizing mergers and acquisitions for growth. Five of our current directors are or have served as President, Chief Operating Officer and/or Chief Financial Officer of public companies (or material divisions thereof). Four of our current directors have significant marketing and sales leadership experience and four of our current directors have been directly involved in investment banking and lending transactions. The Board, under the direction of the Nominating and Corporate Governance Committee, also conducts peer and self-evaluations as a way to analyze the benefits each director brings to the Board.

Information on the Nominees for Election for Three-Year Terms Expiring at the Annual Meeting of Stockholders to Be Held in 2013

Set forth below is biographical information for each person nominated for election to the Board at the Annual Meeting.

Howard J. Haug was appointed as a director of the Company on December 21, 2004 upon the closing of our initial public offering. Mr. Haug is currently the Senior Vice President and Chief Financial Officer of Space Florida, an independent district and subdivision of the State of Florida that is responsible for promoting and developing Florida’s aerospace industry. Prior to joining Space Florida, he was Chief Financial Officer of Healthfair USA, a privately held mobile preventive health care screening company, from April 2007 to November 2007 and Senior Vice President of Administration and Chief Financial Officer of Enterprise Florida from March 2003 to April 2007. As Chief Financial Officer for each of the listed entities, he was responsible for all financial matters including reporting, financial planning, budgeting, treasury functions, and operations results analysis. Before joining Enterprise Florida, he spent 13 years with AT&T’s BellSouth unit. Prior to his career with BellSouth, he worked with PricewaterhouseCoopers and Ernst & Young and is a certified public accountant. His roles at Space Florida, Enterprise Florida, Bellsouth and at PricewaterhouseCoopers included management responsibility of merger and acquisition activities, public placement of stock and debt, and regulatory reporting. He serves as the audit committee financial expert. Mr. Haug’s experience with AT&T brings important telecommunications knowledge to the Company. His credentials as a certified public accountant and work as a chief financial officer of various entities makes him a valuable asset to the Board, the audit committee (which he chairs) and the nominating and corporate governance committee.

Stephen P. McCall has served as a director of the Company and its predecessor Rural LEC Acquisition LLC since January 1999 and as Chairman of the Board of Rural LEC Acquisition LLC until the closing of our initial public offering on December 21, 2004. He has 15 years of private equity investing experience focused on growth capital and buyout investments in the telecommunications sector. He founded and is currently a Managing Member of Blackpoint Equity Partners LLC, a private equity investment firm. Prior to founding Blackpoint, he was a General Partner at Seaport Capital, a private equity investment firm, where he was employed from 1997 through 2007. Previously, Mr. McCall worked at Patricof & Co. Ventures, a private equity investment firm, and Montgomery Securities in the Corporate Finance Department. He graduated from Stanford University with an A.B. in economics. Mr. McCall is a director of Ambassadors International, Inc. (AMIE) and several private companies. Mr. McCall’s experience in private equity investing and portfolio management, which is focused on the telecommunications industry, provides relevant insight into analyzing potential acquisitions, raising equity, debt financing and advising on Company strategy, making him a valuable asset to the Board and to the nominating and corporate governance committee (which he chairs).

William F. Reddersen was appointed as a director of the Company on December 21, 2004 upon the closing of our initial public offering. Now retired, Mr. Reddersen spent 31 years at BellSouth and AT&T Corp. From 1998 to 2000, Mr. Reddersen was Executive Vice President of Corporate Strategy at BellSouth, and from 1991 to 1998, he was responsible for BellSouth’s broadband strategy and business market operations. Mr. Reddersen serves as a director of Harmonic Inc. (HLIT), a publicly traded manufacturer of video services technology, and Peak-10, a privately held data center operator. Mr. Reddersen’s extensive experience as a senior officer with AT&T brings important telecommunications and acquisition knowledge to the Board. In addition, his technology marketing skills makes him a valuable asset to the Board and the audit and compensation committees.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF HOWARD J. HAUG, STEPHEN P. MCCALL AND WILLIAM F. REDDERSEN AS DIRECTORS.

Directors

The following table sets forth the names and positions of our current directors (including those up for re-election to the Board), as well as their ages as of April 13, 2010:

Name	Age	Position

Michael D. Weaver	57	Chairman, President, Chief Executive Officer and Director
William Bak	69	Director
Howard J. Haug	59	Director (up for re-election to the Board)
John P. Kunz	76	Director
Stephen P. McCall	39	Director (up for re-election to the Board)
Andrew Meyers	41	Director
William F. Reddersen	62	Director (up for re-election to the Board)

Information on the Continuing Directors

Set forth below is biographical information for each person whose term of office as director will continue after the Annual Meeting.

William Bak was appointed as a director of the Company on February 24, 2005. Now retired, Mr. Bak worked for First Data Corporation from 1994 to 2002 and consulted with Western Union International for two years after retiring. He served as Group President of InfoSource, acquiring Donnelley Marketing and Hogan Information, and building a start-up company to over $100 million in four years. His consulting with Western Union International focused on building their business in Europe and Asia. Prior to First Data, he spent 30 years with The Dun & Bradstreet Corporation where his senior positions included President of Donnelley Information Publishing, where, through start-ups, internal growth and acquisitions, he built a leading publishing company. Mr. Bak’s executive experience in leading international and domestic marketing oriented companies in the information business, including acquiring and integrating companies for growth, makes him a valuable asset to the Board, the compensation committee (which he chairs) and the nominating and corporate governance committee. His term expires at the annual meeting of stockholders to be held in 2011.

John P. Kunz was appointed as a director of the Company on December 21, 2004 upon the closing of our initial public offering. Mr. Kunz is the founder and President, since 1989, of J.P.K. Associates, an international consulting firm in the information industry. From 1978 to 1989, Mr. Kunz served in successive management positions with The Dun & Bradstreet Corporation, culminating with his position as President of Dun & Bradstreet Marketing Services in 1982 and President of Dun & Bradstreet Business Information Services in 1984. He also held chief operating positions of domestic and international subsidiaries focused on advertising, credit management systems and information publishing. From 1975 to 1978, Mr. Kunz served as Chairman of R.H. Donnelley Marketing Services, Europe. Mr. Kunz holds a BS degree in economics and marketing from New York University. Mr. Kunz’s extensive experience in leading domestic and international marketing oriented companies in the information and systems business, including developing incentive management structures, makes him a valuable asset to the Board and the compensation committee. His term expires at the annual meeting of stockholders to be held in 2012.

Andrew Meyers has served as a director of the Company and its predecessor Rural LEC Acquisition LLC since October 2003. A finance and strategy professional, he is currently in his second year as a Partner at merchant bank, GroupArgent, where he focuses on providing strategic advice to communications, technology and internet-related businesses serving the data economy. Previously, he was a Principal at Seaport Capital, a telecommunications and media focused private equity firm from 2001 to 2007 where he created value within investments by working with management teams to establish strategic plans and the tactical processes by which to execute on those plans including enhanced reporting, marketing, product/service development and mergers and acquisitions. He also served in both the Industrial Technology and Leveraged Finance teams at Deutsche Bank as well as the corporate finance team of MFS Communications, one of the early pioneers in competitive local telephony. Mr. Meyers’ experience in private equity investing and portfolio management, including telecommunications properties, provides valuable insight into analyzing acquisitions for the Company. His investment banking leadership provides insight into structuring debt and equity transactions, making him a valuable asset to the Board and the audit committee. His term expires at the annual meeting of stockholders to be held in 2012.

Michael D. Weaver has served as our President, Chief Executive Officer and a director of the Company and its predecessor Rural LEC Acquisition LLC since January 1999. He became Chairman of the Board on December 21, 2004 upon the closing of our initial public offering. Prior to this time, he spent 10 years with Oneonta Telephone Co., Inc., the predecessor to Otelco Telephone, serving as Chief Financial Officer from 1990 to 1998 and General Manager from January 1998 to January 1999. Mr. Weaver has provided the leadership for seven acquisitions and the subsequent successful integration into the Company. His background in both finance and operations, as well as his extensive experience with the Company and in the telecommunications industry generally makes him not only an effective leader of the business but also an effective Chairman of the Board. His term expires at the annual meeting of stockholders to be held in 2011.

Independence of Directors

Messrs. Bak, Haug, Kunz, McCall, Meyers and Reddersen have no involvement with any company or individual that is either a supplier, consultant or customer of the Company, do not serve in any additional paid advisory capacity with the Company and are independent directors under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NASDAQ Stock Market’s listing standards. There are no family relationships among any of our directors or executive officers.

GOVERNANCE OF THE COMPANY

The Board has three standing committees: the audit committee; the compensation committee; and the nominating and corporate governance committee. All three committees are comprised of independent directors. During 2009, the Board held seven meetings and the audit, compensation and nominating and corporate governance committees held six, three and two meetings, respectively. The average attendance at all Board and committee meetings in 2009 was 98.8%. All directors attended all but one Board and committee meeting on which they were members. The Board and committees held executive sessions without management present as required in the conduct of regular business. Our code of conduct, corporate governance policies and the charters of each committee of the Board may be viewed on our website at www.OtelcoInc.com. The nominating and corporate governance committee recommended and the Board approved the committee membership noted below, utilizing all six independent directors on committees.

Ultimate responsibility for risk oversight lies with the Board and the audit committee. The Board regularly discusses the various risks to our business with senior management, including risks related to acquisitions, financing, our strategic plans and interest rate risk management; risks related to financial, disclosure and accounting controls are handled initially by the audit committee.

Mr. Weaver currently serves as both Chairman of the Board and Chief Executive Officer. The Board believes that having Mr. Weaver serve in both capacities is in the best interests of the Company and our stockholders because it allows Mr. Weaver to balance the various strategic initiatives within the Company with the strategic direction set by the Board, while confronting the normal challenges experienced by the Company. It enhances the speed and clarity of communication between management and the Board by allowing Mr. Weaver to serve as a conduit between the Board and management. As the only member of management on the Board, there is a clear understanding of the delineation of duties between management and the Board. The Board is of the view that regular use of non-management executive sessions of the Board and delegation of certain tasks to Board committees composed of independent directors allows it to effectively oversee management without the need for a lead independent director.

Audit Committee – Andrew Meyers, William F. Reddersen, Howard J. Haug (chair).

The principal duties and responsibilities of our audit committee (the members of which are independent directors under the NASDAQ Stock Market’s listing standards) are to monitor our financial reporting process and internal control system; to appoint and replace our independent outside auditors from time to time, determine their compensation and other terms of engagement and oversee their work; and to oversee our compliance with legal, ethical and regulatory matters. The audit committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. The audit committee operates under a charter, which is available on our website at www.OtelcoInc.com. The audit committee recommends that stockholders vote FOR the ratification of the appointment of BDO Seidman, LLP as our Independent Registered Public Accounting Firm.

The Board has determined that Howard J. Haug qualifies as an audit committee financial expert.

Compensation Committee – John P. Kunz, William F. Reddersen, William Bak (chair).

The principal duties and responsibilities of our compensation committee (the members of which are independent directors under the NASDAQ Stock Market’s listing standards) are to provide oversight on the development and implementation of the compensation policies, strategies, plans and programs for our key employees and outside directors and to consider appropriate disclosure relating to these matters; to administer the operation of our long-term incentive plan; to review and approve the compensation of our Chief Executive Officer and our other executive officers; and to provide oversight concerning selection of officers, management succession planning, performance of individual executives and related matters. The compensation committee operates under a charter, which is available on our website at www.OtelcoInc.com.

Nominating and Corporate Governance Committee – Howard J. Haug, William Bak, Stephen P. McCall (chair).

The principal duties and responsibilities of our nominating and corporate governance committee (the members of which are independent directors under the NASDAQ Stock Market’s listing standards) are to establish criteria for Board and committee membership; to recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board; to make recommendations regarding proposals submitted by our stockholders; and to make recommendations to the Board regarding corporate governance matters and practices. The nominating and corporate governance committee operates under a charter, which is available on our website at www.OtelcoInc.com. Mr. Bak, the member of the nominating and corporate governance committee who is not up for election this year, coordinated the review of candidates and recommends that stockholders vote FOR the election of Howard J. Haug, William F. Reddersen, and Stephen P. McCall as directors.

Process for Evaluating and Selecting Potential Director Nominees

The nominating and corporate governance committee is responsible for, among other things, annually identifying potential director nominees to the Board to be selected by the Board for each annual meeting of stockholders. The nominating and corporate governance committee is also responsible for periodically assessing, developing and communicating with the full Board concerning the appropriate criteria to be utilized in evaluating potential director nominees.

Minimum Qualifications for Director Nominees

The nominating and corporate governance committee has established the following minimum qualifications and key criteria for evaluating prospective director nominees:

●	Reputation for integrity, strong moral character and adherence to high ethical standards.

●
Demonstrated business acumen and experience, preferably in a public company, and ability to think strategically; exercise sound business judgments and common sense; and work constructively in a group in matters that relate to our current and long-term objectives. Preference for understanding of the rural and competitive markets we serve.

●	Ability to read and understand basic financial statements and other financial information pertaining to the Company.

●	Knowledge of the information and communications technology industry; demonstrated use of industry technology; and a commitment to understand the Company and drive its business and strategic direction.

●	Basic understanding of and/or experience with the acquisition process, including negotiations and funding.

●
Commitment and ability to regularly attend and participate in meetings of the Board and committees of the Board, the number of other company boards on which the candidate serves and the ability to generally fulfill all responsibilities as a director.

●	Willingness to represent and act in the interests of all of our stockholders rather than the interests of a particular group.

●	Good health and ability to serve.

●
For prospective non-employee directors, independence under Securities and Exchange Commission and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

●	Willingness to accept the nomination to serve as a director.

Other Factors for Potential Consideration

The nominating and corporate governance committee will also consider the following factors in connection with its evaluation of each prospective nominee:

●	Although the Board has no formal policy regarding diversity, the committee will consider whether the prospective nominee will foster a diversity of skills and experiences.

●
For potential audit committee members, whether the nominee possesses the requisite education, training and experience to qualify as financially literate or as an audit committee financial expert under applicable Securities and Exchange Commission and stock exchange rules.

●
For incumbent directors standing for re-election, the incumbent director’s performance during his or her term, including meeting attendance, level of participation and overall contribution to the Company, including peer evaluation feedback.

●	Composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

Process for Identifying, Evaluating and Recommending Nominees

●
The nominating and corporate governance committee initiates the process of identifying, evaluating and recommending potential nominees by preparing a slate of potential candidates who, based on their biographical information and other information available to the nominating and corporate governance committee, appear to meet the criteria specified above and/or who have specific qualities, skills or experience being sought (based on input from the full Board).

●	Outside Advisors. The nominating and corporate governance committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

●
Stockholder Suggestions for Potential Nominees. The nominating and corporate governance committee will consider suggestions of nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the materials set forth below to the Company addressed to the chairman of the nominating and corporate governance committee at Otelco Inc., 505 Third Avenue East, Oneonta, Alabama 35121, Attention: Chairman of Nominating and Corporate Governance Committee. To be timely, the written materials must be submitted within the time permitted in our by-laws for submission of a stockholder proposal for inclusion in our proxy statement for the subject annual meeting.

●
The written materials must include: (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) the name(s) and address(es) of the stockholders making the nomination and the amount of the Company’s securities which are owned beneficially and of record by such stockholder(s); (3) a representation that the stockholder of record is a holder of record of stock of the Company entitled to vote on the date of submission of such written materials and intends to appear in person or by proxy at the annual meeting to propose such nomination; (4) a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the proposed nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposed nomination; and (5) any other information that we may reasonably require to determine the eligibility of such proposed nominee to serve as a director.

●
The nominating and corporate governance committee will evaluate a prospective nominee suggested by any stockholder in the same manner and against the same criteria as any other prospective nominee identified by the nominating and corporate governance committee from any other source.

●	Nomination of Incumbent Directors. The re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above.

●
For incumbent directors standing for re-election, the nominating and corporate governance committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation and overall contribution to the Company, feedback from peer evaluations, the number of other company boards on which the individual serves, the composition of the Board at that time and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the Board.

●
Management Directors. The number of officers or employees of the Company serving at any time on the Board should be limited such that, at all times, a majority of the directors are independent under applicable Securities and Exchange Commission and stock exchange rules.

●
After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by at least one member of the nominating and corporate governance committee and by our Chief Executive Officer.

●
Upon completion of the above procedures, the nominating and corporate governance committee will determine the list of potential candidates to be recommended to the full Board for nomination at the annual meeting.

●	The Board will select the slate of nominees only from candidates identified, screened and approved by the nominating and corporate governance committee.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

The Board has a process for stockholders to communicate with it. For more information, please see the investor relations section of our website at www.OtelcoInc.com. Other information contained on our website does not constitute a part of this proxy statement.

REPORT OF THE AUDIT COMMITTEE

The audit committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls, the financial reporting process and the preparation of the Company’s consolidated financial statements. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on the financial statements.

In this context, the audit committee has met and held discussions with management and BDO Seidman, LLP, the Company’s Independent Registered Public Accounting Firm, on at least a quarterly basis. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee has reviewed and discussed the consolidated financial statements with management and the Independent Registered Public Accounting Firm. The audit committee meets with management and the Independent Registered Public Accounting Firm together and individually, as required, at each meeting. The audit committee discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

During 2009, the audit committee reviewed management’s documentation for maintaining adequate internal controls over financial reporting to meet continuing compliance requirements under Section 404 of the Sarbanes-Oxley Act of 2002. Management continues to utilize the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control – Integrated Framework. Based upon its assessment, management concluded that, as of December 31, 2009, based on the material weakness in our internal control over financial reporting described in our Annual Report on Form 10-K for the year ended December 31, 2009, such internal controls and procedures were ineffective. Two interest rate swaps hedging the Company’s senior credit facility were not documented properly to qualify for hedge accounting. While the documentation did not support the original accounting treatment, the required accounting change did not impact operations of the business; operations of the interest rate swaps; revenue and operating costs; or cash. There was also no impact on any debt covenants. Should the Company acquire additional hedging instruments to reduce its exposure to interest rate changes, it will engage outside expertise in accounting for derivative instruments to support its internal knowledge. BDO Seidman, LLP, in accordance with the standards of the Public Company Accounting Oversight Board (United States), while noting the material weakness in their opinion letter on internal controls over financial reporting, expressed an unqualified opinion on the financial statements dated December 31, 2009.

In addition, the audit committee has discussed with the Independent Registered Public Accounting Firm the accountants’ independence from the Company and its management, and has received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by applicable requirements of the Public Company Accounting Oversight Board Rule 3526 regarding the Independent Registered Public Accounting Firm’s communications with the audit committee concerning independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board, and the Board approved, that the 2009 audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

The audit committee reviewed and approved the engagement proposals from BDO Seidman, LLP for the 2009 quarterly reviews and annual audit of the Company’s financial statements and internal controls, and from Warren, Averett, Kimbrough & Marino, LLC for the 2009 earnings and profits study, 401(k) audit and tax preparation and tax consulting services in advance of the provision of those services.

THE AUDIT COMMITTEE

Howard Haug, Chairman
Andrew Meyers
William Reddersen

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of Class A shares (represented by IDSs) and Class B shares by:

●  each person who is known by us to beneficially own more than 5% of either class of our capital stock;
●  each member of our Board;
●  each of our named executive officers; and
●  all members of our Board and our executive officers as a group.

The amounts and percentage of shares beneficially owned are reported as of April 1, 2010 on the basis of Securities and Exchange Commission regulations governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities that he, she or it has a right to acquire within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which that person has no economic interest.

Except as indicated in the footnotes to the following table, each person has sole voting and investment power with respect to all shares attributable to such person.

	Class A Shares				Class B Shares (7)
	Shares Beneficially Owned				Shares Beneficially Owned
Name	Number		%(8)		Number	%(8)

Seaport Capital (1)	121,013	(7)		*	121,013	22.2%
CEA Capital (2)	259,726	(8)	2.0%		259,726	47.7%
BancBoston Ventures, Inc. (3)	133,618	(9)	1.0%		133,618	24.5%
CI Investments Inc. (4)	1,158,400		9.1%		—	—
Michael D. Weaver	79,578	(10)		*	891	*
Stephen P. McCall	—		—		—	—
Andrew Meyers	—		—		—	—
Howard J. Haug	—		—		—	—
William Bak	—		—		—	—
John P. Kunz (5)	10,000			*	—	—
William F. Reddersen	—		—		—	—
Dennis K. Andrews	2,184			*	—	—
Curtis L. Garner, Jr. (6)	10,821			*	—	—
Robert J. Souza	—		—		—	—
Nicholas A. Winchester	—		—		—	—
All directors and executive officers as a group (13 persons)	104,734	(10)		*	891	*

*	Less than 1%.
(1)
Includes shares owned by Seaport Capital Partners II, L.P. and Seaport Investments, LLC, each of which is an affiliate of Seaport Capital. Each entity has the following address: c/o Seaport Capital, 199 Water Street, 20th Floor, New York, New York 10038. The general partner of Seaport Capital Partners II, L.P. is CEA Investment Partners II, LLC. CEA Investment Partners II, LLC is controlled by Seaport Associates, LLC. Seaport Associates, LLC is controlled by William K. Luby and James J. Collis. Seaport Investments, LLC is controlled by William K. Luby and James J. Collis.

(2)	Includes shares owned by CEA Capital Partners USA, L.P. and CEA Capital Partners USA CI, L.P., each of which is an affiliate of Seaport Capital. Each entity has the following address: c/o Seaport Capital, 199 Water Street, 20th Floor, New York, New York 10038. The general partner of CEA Capital Partners USA, L.P. is CEA Investment Partners, L.P. The general partner of CEA Capital Partners USA CI, L.P. is CEA Equity Offshore, Ltd. The general partner of CEA Equity Offshore, Ltd. is CEA Investment Partners, L.P. The general partner of CEA Investment Partners, L.P. is CEA Capital Corp. CEA Capital Corp. is wholly owned by Atlantic American Holdings, Inc., which is wholly owned by the J. Patrick Michaels, Jr. Family Trust.
(3)	BancBoston Ventures Inc.’s address is 214 North Tryon Street, 40th Floor, Charlotte, North Carolina 28255-0001.
(4)	Based on a Form 13F filed with the Securities and Exchange Commission by CI Investments Inc. as of December 31, 2009. CI Investments Inc.’s address is 2 Queen Street East, 20th Floor, Toronto, Ontario M5C 3G7, Canada.
(5)	Includes 2,000 shares held by Mr. Kunz’s spouse.
(6)	Includes 1,000 shares held by Uniform Gifts to Minors Act accounts for the benefit of Mr. Garner’s granddaughters. Mr. Garner is the custodian of such accounts. Mr. Garner disclaims beneficial ownership of these shares. In addition, also includes 8,201 shares which Mr. Garner owns jointly with his spouse.
(7)	Each holder of Class B shares has entered into the investor rights agreement described herein. See “Other Relationships and Transactions with Executives—Investor Rights Agreement.”
(8)	As of April 1, 2010, there were 12,676,733 and 544,671 outstanding Class A shares and Class B shares, respectively. Class A shares issuable upon the exchange of Class B shares for IDSs by a named stockholder or a person in a group are deemed to be outstanding for the purposes of calculating percentage ownership of outstanding Class A shares for such stockholder or group.
(9)	Consists of Class A shares, included as part of IDSs, issuable upon the exchange of Class B shares for IDSs.
(10)	Includes 891 Class A shares, included as part of IDSs, issuable upon the exchange of Class B shares for IDSs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our Class A shares to file reports regarding their ownership and changes in ownership of our Class A shares with the Securities and Exchange Commission. We believe that, during 2009, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, furnished to us and the written representations of our directors, executive officers and 10% stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our compensation committee has ever been an officer or employee of the Company or any of its subsidiaries, or has any other non-trivial professional, family or financial relationship with the Company or its executives, other than his directorship. For 2009, no executive officer of the Company served on the compensation committee or board of directors of any other entity that had any executive officer who also served on our compensation committee or Board.

COMPENSATION DISCUSSION AND ANALYSIS

The compensation committee of the Board establishes our executive compensation policy and monitors its implementation. This includes setting total compensation levels for our Chief Executive Officer, Chief Financial Officer and other executive officers in line with appropriate industry information and assigned responsibilities; balancing the retention of talent and compensation cost to us; and establishing the components of executive compensation. Our compensation committee also reviews our Chief Executive Officer’s recommendations with respect to compensation for other executives before the presentation of such recommendations to the Board. The compensation committee may directly employ external expert resources as required to provide supporting information for carrying out its mission. The Board approves the policies and the base and incentive compensation for the executives based on the compensation committee’s recommendations.

Compensation Philosophy

Our executive compensation philosophy is based on the principles of competitive and fair compensation for sustained performance.

Competitive and Fair Compensation

We are committed to providing an executive compensation program that helps attract and retain highly qualified executive officers. To ensure that compensation is competitive, the compensation committee compares our compensation practices with those of other companies in our industry and sets our compensation guidelines based on this review. In 2008, the compensation committee engaged Aon Consulting’s Radford Surveys + Consulting (“Aon”) to conduct an overall review of the relevant executive compensation market and the Company’s existing compensation plans. Aon made recommendations on both senior executive and Board compensation levels. As part of the engagement, a peer group of companies was identified, including Alaska Communications Systems Group; Atlantic Tele Network Inc.; Cbeyond Inc.; Consolidated Communications Holding; D&E Communications Inc.; Hickory Tech Corp.; Iowa Telecommunications Services; IPCS Inc.; ITC Deltacom Inc.; Knology Inc.; LICT Corp.; Neutral Tandem Inc.; New Ulm Telecom Inc.; and Shenandoah Telecommunications.

The consultant’s analysis reviewed total compensation levels for senior management positions, including the components of base salary, incentive and bonus plans, current and long term components, cash and non-cash compensation and severance and change-in-control payments. The consultant also considered constraints imposed by the existing capital structure of the Company that limit the use of stock options as a portion of executive compensation. The results of the consultant’s analysis were used to adjust senior officer total compensation, including changes to the component balance between base and incentive, as well as short term and long term elements of officer compensation. The changes in compensation based on the Aon recommendations were implemented over a two year period, beginning in 2009.

The compensation committee believes compensation for our executive officers, including the changes initiated as a result of the consultant’s recommendations, is within an acceptable range of compensation paid to executives with comparable qualifications, experience and responsibilities who are with companies that are in the same or similar business and of reasonably comparable size. The compensation committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the Company.

Sustained Performance

Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic business goals are met, including such factors as the introduction of new technology and services for customers, growth through acquisitions, excellent customer satisfaction, efficient utilization of capital and meeting stated financial objectives. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and our values are fostered.

Compensation Objectives

There are three primary objectives of our executive compensation program. First, we must attract and retain superior talent to lead our operations and growth while controlling the cost associated with this leadership. Our capital structure distributes a significant percentage of our operating cash flow in the form of interest and dividend payments to IDS holders and interest associated with our senior credit facility. Consistent quarterly operations and cash accretive growth through acquisitions are critical to meeting these cash requirements. A stable senior leadership team positively impacts the accomplishment of these goals. The rural nature of a material portion of our Company adds complexity to this challenge.

Second, the compensation program must effectively tie pay and benefits to greater responsibility and improved performance against measurable targets. Specific financial targets are set for the Company each year. The combination of base pay and incentive bonus must motivate management to take the actions necessary to meet the targets on a quarterly and annual basis, without impacting our longer term viability.

Finally, since we pay a significant portion of our cash flow to IDS holders in the form of interest and dividends, the executive compensation program must provide incentives to the executive team to increase the level of cash flow above that necessary to meet the current requirements of the business. Such performance would provide opportunity for increased investment in the business or increased payout to stockholders. Executive management would share in any such improvements.

Compensation Components

To meet these three objectives, annual compensation is divided into three elements for our executive officers: base salary; bonuses; and employee benefits. The compensation committee, working with its external consultant, determines the optimal mix of compensation components, as well as total targeted compensation. Where appropriate and necessary, these factors are incorporated in employment agreements with senior executives.

Base Salary. Base pay is distributed on a periodic basis and recognizes the daily performance required to lead the Company. The base salary for executive officers was set using industry information provided by our compensation consultant, reflecting our peer company analysis. The changes also reflect a decrease in base salary as a percentage of total compensation. Changes in annual base salaries will continue to be tied to peer company market data, as well as individual performance of assigned responsibilities and changes in the scope of responsibilities. Targeted performance criteria vary for each executive officer based on his or her respective area of responsibility. Subjective performance criteria include an executive officer’s ability to recruit and retain qualified employees; manage his or her area of responsibility effectively and efficiently; interface with market and regulatory bodies in his or her jurisdiction; and collaborate with other executive officers to enhance the overall growth and success of the Company. The compensation committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer’s contributions in light of all such criteria.

Bonuses. Bonus incentives are generally paid annually and are tied to meeting established budget targets of cash creation for the business as measured by earnings before interest, tax, depreciation and amortization (“EBITDA”). Bonus levels as a percentage of base pay are established for each executive officer by the compensation committee based on peer group norms and are approved by the Board. Our Chief Executive Officer’s and Chief Financial Officer’s bonus potential were increased from up to 42% and 33%, respectively, of their base salary in 2008 to 55% and 40%, respectively, of their base salary in 2009. There is no change in bonus percentage for 2010. The adjustment reflects the compensation committee’s desire to have a greater percentage of total compensation tied to cash performance metrics. The other members of the executive management team received a performance bonus of up to 25% of their base salary in 2009. For 2010, this group received no increase in base salary but may receive up to 30% of their base salary in bonus in 2010. In 2009, the targeted EBITDA level was $50.2 million. Executive officer bonus amounts were 97% of target to reflect actual performance. The bonus payout may vary from an aggregate of 95% to 105% of targeted levels. Performance below the minimum level will result in no performance bonus. Bonus amounts based on EBITDA performance may be adjusted downward based on a combination of corporate and individual performance characteristics as determined by our Chief Executive Officer and confirmed by the compensation committee once audited financial results are available for the previous year.

In 2009, our Chief Executive Officer evaluated all senior executives’ individual contribution and provided them with both written and verbal feedback. The compensation committee performed a review on our Chief Executive Officer’s performance and provided him with both written and verbal feedback. After these reviews, payments were approved accordingly.

To encourage management to create cash flow above the annual targeted level, effective for the 2009 fiscal year, the compensation committee replaced the existing long-term incentive plan, which first became effective for the 2005 fiscal year, with a new long-term incentive plan. Under the current long-term incentive plan, executive management shares in increased levels of cash creation. The long-term incentive plan awards from 10% to 20% of this incremental cash flow to the executives, but provides that it is vested over a three year period to encourage long-term service to the Company. The long-term incentive plan is a cash plan. Based on the parameters of the new long-term incentive plan, no awards were earned in 2009 under such plan.

If we restate results which change the performance measures used for executive compensation, appropriate adjustments would be made to executive compensation.

Employee Benefits. In 2009, we provided all employees with a benefits package that included health care, dental, life and disability insurance, with a vision care option. The Company pays for the majority of individual employee coverage while the cost of family coverage is borne primarily by the employee. Employees may chose from a traditional indemnity Preferred Provider (PPO) plan or a high-deductible health plan, the latter having lower premium costs. Employees may also choose to participate in additional coverage, as well as make pre-tax contributions to a flexible savings account. Employees enrolled in the high-deductible health plan can contribute into a health saving account. We match 100% of employees’ contributions to a 401(k) savings plan for up to 6% of their compensation. Each named executive officer also receives the use of a Company-provided vehicle.

Compensation of Chief Executive Officer

The compensation committee believes that Mr. Weaver’s annual compensation has been set at a level that is competitive with other companies in our industry, based on industry comparisons provided by Aon in 2008 and taking into consideration the effectiveness of Mr. Weaver’s leadership of the Company and our resulting success in the attainment of our goals. The Board concurs with this view.

Federal Tax Considerations

Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to our named executive officers in a taxable year. However, compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of Section 162(m).

At the present time, the compensation committee believes that it is quite unlikely that the compensation paid to any named executive officer will exceed $1 million in a taxable year. Therefore, the compensation committee has not made it a priority to design executive compensation packages specifically intended to avoid the Section 162(m) limitations. The compensation committee intends to continue to evaluate the effects of Section 162(m) and any applicable Treasury regulations and will grant compensation awards in the future in a manner consistent with our best interests.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis appearing above with management. Based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

THE COMPENSATION COMMITTEE

William Bak, Chairman
John P. Kunz
William Reddersen

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by or paid to our Principal Executive Officer, our Principal Financial Officer and our three other most highly paid executive officers (based on total compensation for 2009) during the years ended December 31, 2007, 2008 and 2009. We do not currently have any stock based plans for our executive officers. Matching amounts paid by us to the 401(k) plan for each employee and the personal use value associated with each named executive officer’s Company-provided vehicle are included in All Other Compensation. The Board approved the long-term incentive plan for executive management that became effective for the 2009 fiscal year. No awards were made under the long-term incentive plan for 2009.

Summary Compensation Table

			Non-Equity
			Incentive
		Plan	All Other
Name and		Salary	Compensation	Compensation
Principal Position	Year	($)	($)(3)	($)(4)	Total($)
Michael D. Weaver	2009	313,733	160,050	17,609	491,392
Chairman, President	2008	295,819	114,065	14,337	424,221
and Chief Executive Officer(1)	2007	270,259	61,200	14,295	345,754

Curtis L. Garner, Jr.	2009	189,969	71,780	16,743	278,492
Chief Financial Officer and Secretary	2008	182,327	57,175	13,252	252,754
	2007	165,006	32,670	13,224	210,900

Dennis K. Andrews	2009	186,667	43,650	15,371	245,688
Senior Vice President and	2008	163,969	38,815	11,713	214,497
General Manager – Alabama	2007	158,029	22,500	13,919	194,448

Nicholas A. Winchester	2009	178,654	43,650	4,476	226,780
Senior Vice President and	2008	147,707	36,226	9,060	172,994
General Manager – New England	2007	140,005	21,000	10,652	171,657

Robert J. Souza	2009	165,006	40,013	12,832	217,851
Vice President – New England	2008	25,386	—	1,552	26,938
Operations(2)

(1)	Mr. Weaver does not receive any compensation for his services as a director.
(2)	Mr. Souza joined the Company on October 31, 2008 in connection with our acquisition of three entities from Country Road Communications LLC.
(3)	Cash bonus earned for performance in 2009, 2008 and 2007 and paid in 2010, 2009 and 2008, respectively, after Board approval.
(4)	Reflects the value of our matching contribution to our 401(k) plan and the value of the individual’s personal use of a Company-provided vehicle.

Grants of Plan-Based Awards for the Fiscal Year Ended December 31, 2009

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold($)	Target ($)	Maximum($)

Michael D. Weaver	2/20/09	0	165,000	165,000
Curtis L. Garner, Jr.	2/20/09	0	74,000	74,000
Dennis K. Andrews	2/20/09	0	45,000	45,000
Nicholas A. Winchester	2/20/09	0	45,000	45,000
Robert J. Souza	2/20/09	0	41,250	41,250

Outstanding Equity Awards at December 31, 2009

We do not currently have any stock based plans for our executive officers. There were no equity awards outstanding at December 31, 2009.

Option Exercises and Stock Vested for the Fiscal Year Ended December 31, 2009

We do not currently have any stock based plans for our executive officers. No stock options were exercised, nor did any stock vest, in 2009.

Pension Benefits

We do not have any pension plans.

Non-Qualified Deferred Compensation

We do not have any non-qualified deferred compensation.

Management Employment and Severance Agreements

Agreement with Michael D. Weaver. We entered into an amended and restated employment agreement with Michael D. Weaver on March 11, 2009, effective January 1, 2009, which will remain in effect unless terminated by the Company or Mr. Weaver for any reason, or by death or disability. Under an amendment to this agreement on March 5, 2010, effective January 1, 2010, Mr. Weaver will receive an annual base salary of $333,000, an annual bonus, the use of a Company automobile and standard medical and other benefits in 2010.

If we terminate Mr. Weaver’s employment without cause or due to death or disability, he will be entitled to receive severance benefits consisting of a lump sum payment equal to two times his annual base salary and the pro rata portion of the annual bonus he would have received if he had been employed by the Company through the end of the full fiscal year in which the termination occurred. In addition, if Mr. Weaver’s employment is terminated without cause or due to death or disability, he and his family will be entitled to continue to participate in the Company’s welfare and benefit plans for two years following the date of his termination. Mr. Weaver’s employment agreement provides that he will be restricted from engaging in competitive activities for one year after the termination of his employment.

The term “without cause” is defined in Mr. Weaver’s agreement as a termination for any reason other than (1) conviction of a felony, stolen funds or other fraudulent conduct; (2) willful misconduct or gross negligence materially injurious to the Company; (3) failure or refusal to comply with directions of the Board; or (4) a breach of the terms of his employment agreement. Termination as a result of a change of control of the Company would be considered “without cause.” The term “death or disability” means the death of Mr. Weaver or Mr. Weaver’s inability to perform his duties and obligations for any 90 days during a period of 180 consecutive days due to mental or physical incapacity.

Agreement with Curtis L. Garner, Jr. We entered into an amended and restated employment agreement with Curtis L. Garner, Jr. on March 11, 2009, effective January 1, 2009, which will remain in effect unless terminated by the Company or Mr. Garner for any reason or by death or disability. Under an amendment to this agreement on March 5, 2010, effective January 1, 2010, Mr. Garner will receive an annual base salary of $200,000, an annual bonus, the use of a Company automobile and standard medical and other benefits in 2010.

If we terminate Mr. Garner’s employment without cause or due to death or disability, he will be entitled to receive severance benefits consisting of a lump sum payment equal to his annual base salary and the pro rata portion of the annual bonus he would have received if he had been employed by the Company through the end of the full fiscal year in which the termination occurred. Mr. Garner’s employment agreement provides that he will be restricted from engaging in competitive activities for six months after the termination of his employment.

The term “without cause” is defined in Mr. Garner’s agreement as a termination for any reason other than (1) conviction of a felony, stolen funds or other fraudulent conduct; (2) willful misconduct or gross negligence materially injurious to the Company; (3) failure or refusal to comply with directions of the Board; or (4) a breach of the terms of his employment agreement. Termination as a result of a change of control of the Company would be considered “without cause.” The term “death or disability” means the death of Mr. Garner or Mr. Garner’s inability to perform his duties and obligations for any 90 days during a period of 180 consecutive days due to mental or physical incapacity.

Agreements with Other Senior Executives. We entered into employment agreements with Dennis K. Andrews and Nicholas A. Winchester during 2006 and Robert J. Souza during 2008 that will remain in effect until termination by us or each individual for any reason or by the individual’s death or disability. Each individual’s annual bonus, as currently approved by the Board, is targeted to be 30% of base salary.

If we terminate an individual’s employment without cause, that individual will be entitled to receive severance benefits consisting of his annual base salary for six months following the date of his termination plus the pro rata portion of the annual bonus he would have received had he been employed by us through the end of the full fiscal year in which the termination occurred. Each individual’s employment agreement provides that he will be restricted from engaging in competitive activities for six months after the termination of his employment.

The terms “without cause” and “death or disability” have the same meanings in these agreements as such terms have in Mr. Weaver’s and Mr. Garner’s amended and restated employment agreements.

Estimated Potential Termination Payments. The table below provides estimates of the value of payments and benefits that would become payable if the named executive officers were terminated in the manner described below, in each case based on the assumptions described in the table’s notes.

Potential Termination Payments

		Type of Termination of Employment (1)
		Involuntary		Termination
	Type of	Termination		Upon a
	Termination	Without	Death or	Change
Name (Position)	Payment	Cause (2)	Disability	of Control

Michael D. Weaver	Annual Bonus	$165,000	$165,000	$165,000
(President and Chief	Cash Severance	600,000	600,000	600,000
Executive Officer)		$765,000	$765,000	$765,000

Curtis L. Garner, Jr.	Annual Bonus	$77,700	$—	$77,700
(Chief Financial Officer)	Cash Severance	185,000	—	185,000
		$262,700	$—	$262,700

Dennis K. Andrews.	Annual Bonus	$45,000	$—	$45,000
(Senior Vice President	Cash Severance	90,000	—	90,000
and General Manager - Alabama)		$135,000	$—	$135,000

Nicholas A. Winchester	Annual Bonus	$45,000	$—	$45,000
(Senior Vice President	Cash Severance	90,000	—	90,000
and General Manager - New England)		$135,000	$—	$135,000

Robert J. Souza	Annual Bonus	$41,250	$—	$41,250
(Vice President – New England	Cash Severance	82,500	—	82,500
Operations)		$123,750	$—	$123,750

(1)	All data in the table reflects estimates of the value of payments and benefits, assuming the named executive officer was terminated on December 31, 2009. There are no stock based components to the compensation plans and no defined benefit plans for the Company. Disability benefit plan payments available to all employees are not included.
(2)	The amounts listed in this column will not be payable if the officer voluntarily resigns or is terminated for cause.

DIRECTOR COMPENSATION

The non-employee members of the Board received annual cash compensation in 2009 of $40,000 paid in four quarterly installments as a retainer for their services and participation in quarterly Board and committee meetings. In 2009, the chairs of the audit, compensation and nominating and corporate governance committees received additional annual cash compensation of $7,500, $2,500 and $2,500, respectively, paid in quarterly installments. In addition, non-employee members of the Board were paid $1,000 for any additional called Board or committee meetings and $500 for any Board or committee conference calls in 2009. Non-employee members of the Board do not receive any non-cash compensation, including stock awards, options awards, non-equity incentive compensation, pension contributions, personal benefits, deferred benefits or any similar form of compensation. The non-employee members of the Board are reimbursed for travel, lodging and other reasonable expenses, as incurred. Payments are made in arrears after the completion of each quarter, as reflected on Internal Revenue Service Form 1099. The total 2009 compensation of the non-employee members of the Board is shown in the following table:

Director Compensation for the Fiscal Year Ended December 31, 2009

	Fees Earned or
	Paid in Cash	Total
Name	($)	($)
William Bak	46,000	46,000
Howard J. Haug	54,500	54,500
John P. Kunz	43,500	43,500
Stephen P. McCall	47,000	47,000
Andrew Meyers	45,500	45,500
William F. Reddersen	49,000	49,000

In 2010, the non-employee members of the Board will receive annual cash compensation of $50,000 paid in four quarterly installments as a retainer for their services and participation in quarterly Board and committee meetings. In addition, non-employee members of the Board will be paid $1,000 for any additional called Board or committee meetings and $500 for any Board or committee conference calls. In 2010, the chairs of the audit, compensation and nominating and corporate governance committees will receive additional annual cash compensation of $7,500, $2,500 and $2,500, respectively, paid in quarterly installments. The change in annual cash compensation as a retainer implements the compensation committee’s recommendations, based on the Aon survey in 2008, that had been postponed a year by the Board.

OTHER RELATIONSHIPS AND TRANSACTIONS WITH EXECUTIVES

Investor Rights Agreement

We entered into an investor rights agreement with holders of our Class B shares, pursuant to which we provided each holder of such shares with the option to require us, subject to conditions set forth therein, to exchange such holder’s shares of our Class B common stock for IDSs at such time as the conditions described therein are met. Each Class B share will be exchanged for one IDS, subject to adjustment for stock splits, dividends, combinations or reclassifications. If all such Class B shares are exchanged for IDSs, the holders of our Class B shares would receive an aggregate of 544,671 IDSs that currently represent 544,671 of our Class A shares and $4.1 million aggregate principal amount of our senior subordinated notes.

The Company intends to offer all holders of Class B shares the ability to exchange all of their Class B shares for IDSs. On March 15, 2010, the Company filed a registration statement on Form S-4 with the Securities and Exchange Commission to register the IDSs being offered in exchange for Class B shares. On March 25, 2010, the Company filed an amendment to the registration statement. The Securities and Exchange Commission has not yet declared the registration statement effective. If the IDSs have automatically separated or are otherwise not outstanding at the time of the exchange of Class B shares for IDSs, each Class B share will be exchanged for one Class A share, subject to adjustment for stock splits, dividends, combinations or reclassifications, and a senior subordinated note having a principal amount equal to each senior subordinated note which was represented by an IDS. However, if the senior subordinated notes are not outstanding at the time of such exchange, each Class B share will be exchanged for 1.9740 Class A shares, subject to adjustment for stock splits, dividends, combinations or reclassifications.

We will pay all costs and expenses in connection with such registration.

Review, Approval and Ratification of Related Party Transactions

In general, we do not expect to enter into any related party transactions. However, if we were presented with a potential related party transaction, our Chief Executive Officer would review such transaction and would recommend that the Board approve any transaction that was expected to benefit us. Because we do not expect to enter into any related party transactions, our policies and procedures relating to the review, approval and ratification of such transactions are not in writing.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Relationship with Our Independent Registered Public Accounting Firm

The audit committee has appointed BDO Seidman, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010, subject to ratification of this appointment by our stockholders. BDO Seidman, LLP also provided audit services for both the three year period 2001 through 2003 and the interim periods of 2004 included in our initial public offering and audit services in 2004 through 2009 as a public company. BDO Seidman, LLP is knowledgeable of the Company and its financial statements. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

	2008	2009
Audit Fees	$361,196	$368,268
Audit-Related Fees	29,257	0
Tax Fees	0	0
All Other Fees	0	0
Total Fees	$390,453	$368,268

Audit Fees

Audit fees for 2008 and 2009 include work related to the audits of the consolidated financial statements included in the Company’s Annual Reports on Form 10-K, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and the audits of our internal control over financial reporting required by the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Audit-related fees in 2008 include review of filings and accounting consultation associated with our acquisition of three entities from Country Road Communications LLC. There were no audit-related fees in 2009.

Tax Fees

No tax fees were billed in 2008 or 2009.

All Other Fees

No other fees were billed in 2008 or 2009.

The audit committee approved engagement letters for 100% of the services in advance of those services being provided. The audit committee has determined that the rendering of non-audit services by BDO Seidman, LLP is compatible with maintaining its independence. The audit committee has contracted separately for these services. The audit committee also determined that engaging another accounting firm for income tax filing enhances the independence of BDO Seidman, LLP.

Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by BDO Seidman, LLP and the firm providing tax services for the Company. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other support services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of BDO Seidman, LLP or on an individual case-by-case basis before BDO Seidman, LLP is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

The affirmative vote of the holders of a majority of the shares voted in person or represented by proxy will be required to ratify the appointment of BDO Seidman, LLP as our Independent Registered Public Accounting Firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

FOLD AND DETACH HERE

OTELCO INC.
505 Third Avenue East
Oneonta, Alabama 35121

ANNUAL MEETING OF STOCKHOLDERS – MAY 13, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Otelco Inc. (the “Company”) hereby appoints Michael D. Weaver and Curtis L. Garner, Jr., and each of them, as true and lawful proxies with full power of substitution for the undersigned and in the undersigned’s name, place and stead, to represent and vote, as designated below, all of the stock of the Company held of record by the undersigned on March 15, 2010 at the Annual Meeting of Stockholders to be held at the Celebration Hotel, 700 Bloom Street, Celebration, Florida 34747, at 2:00 p.m. Eastern Time on May 13, 2010, or any adjournments or postponements thereof, upon all matters that may properly come before the meeting, including all matters described in the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement dated April 13, 2010, subject to any directions noted on the reverse side of this proxy card. If any nominee for director should be unavailable for election as a result of an unexpected occurrence, the foregoing proxy holders will vote for election of a substitute nominee proposed by management.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR the election of all nominees for director and FOR Proposal 2. Should any other matter requiring a vote of the stockholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The tabulator cannot vote your shares unless you sign and return this proxy card.

(IMPORTANT: Please sign and date on reverse)

FOLD AND DETACH HERE

PLEASE MARK THE APPROPRIATE BOX USING DARK INK ONLY.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

1.	Election of Directors:

	Howard J. Haug	For ☐	Withheld ☐
	Stephen P. McCall	For ☐	Withheld ☐
	William F. Reddersen	For ☐	Withheld ☐

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION  OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2.	Ratification of the appointment of BDO Seidman, LLP as the Company’s Independent Registered Public Accounting Firm.

For ☐	Against ☐	Abstain ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

Date:

Signature(s)

Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign the full corporate name by duly authorized officer and affix corporate seal. A partnership should sign the full partnership name by a duly authorized person. When signing as an attorney, executor, administrator or guardian, please give full title as such.

YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.